Exhibit 99.1

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used herein and not otherwise defined in the Current Report of Vivint Smart Home, Inc. on Form 8-K filed on January 24, 2020, to which this unaudited pro forma condensed combined financial information is attached as Exhibit 99.1, have the meanings assigned to such terms in Mosaic Acquisition Corp.’s Proxy Statement/Consent Solicitation/Prospectus (the “proxy statement/consent solicitation/prospectus”) filed with the SEC on December 26, 2019 or the Supplement to Proxy Statement/Consent Solicitation/Prospectus filed with the SEC on January 10, 2020. The following unaudited pro forma condensed combined financial statements of Mosaic present the combination of the financial information of Mosaic and Vivint Smart Home adjusted to give effect to the merger and the other transactions contemplated by the merger agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical balance sheet of Mosaic and the historical balance sheet of Vivint Smart Home on a pro forma basis as if the merger and the other transactions contemplated by the merger agreement, summarized below, had been consummated on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 combine the historical statements of operations of Mosaic and Vivint Smart Home for such periods on a pro forma basis as if the merger and the other transactions contemplated by the merger agreement, summarized below, had been consummated on January 1, 2018, the beginning of the earliest period presented:

•	the merger of Vivint Smart Home with and into Merger Sub, a wholly owned subsidiary of Mosaic, with Vivint Smart Home surviving the merger as a wholly owned subsidiary of Mosaic;

•

the purchase of 15,789,474 shares of Common Stock at a purchase price of $9.50 per share pursuant to the forward purchase agreements that Mosaic entered into with certain investors in connection with its initial public offering;

•	the issuance and sale of 12,500,000 shares of Common Stock at a purchase price of $10.00 per share pursuant to the Fortress Subscription Agreement;

•	the issuance and sale of 10,000,000 shares of Common Stock at a purchase price of $10.00 per share pursuant to the Blackstone Subscription Agreement;

•	the purchase of 5,000,000 shares of Common Stock at a purchase price of $10.00 per share associated with the Additional Forward Purchaser Investment;

•	the purchase of 2,698,753 shares of Common Stock at a purchase price of $10.29 per share pursuant to the Fortress Subscription and Backstop Agreement;

•	the conversion of 10,379,386 Founder Shares owned by the Sponsors into 10,379,386 shares of Common Stock upon the closing of the merger in accordance with Mosaic’s existing charter; and

•	the redemption of 31,074,592 shares of a per price share of approximately $10.27.

Pursuant to the Sponsor Agreement, 50% of the unvested Founder Shares vested at the closing of the merger; 25% of the unvested Founder Shares shall vest at such time as a $12.50 Stock Price Level is achieved on or before the fifth anniversary of the closing of the merger and the remaining 25% of unvested Founder Shares shall vest at such time as a $15.00 Stock Price Level is achieved on or before the fifth anniversary of the closing of the merger. Pursuant to the Sponsor Agreement, 50% of the unvested private placement warrants shall vest at such time as a $12.50 Stock Price Level is achieved on or before the fifth anniversary of the closing of the merger and the remaining 50% of unvested private placement warrants shall vest at such time as a $15.00 Stock Price Level is achieved on or before the fifth anniversary of the closing of the merger. Any Founder Shares that remain unvested after the fifth anniversary of the closing of the merger shall be forfeited.

After the consummation of the merger, holders of Vivint Smart Home common stock immediately prior to the merger and holders of outstanding Rollover Restricted Stock immediately following the merger received the contingent right to receive earnout shares and holders of Rollover Equity Awards (other than Rollover Restricted Stock) immediately following the merger are entitled to an increase in the value of their awards if, from the consummation of the merger until the fifth anniversary thereof, the volume-weighted average price of Common Stock exceeds certain thresholds. The first issuance of earnout shares will occur if the volume-weighted average price of Common Stock exceeds $12.50 for any 20 trading days within any 30 trading day period. The second issuance of earnout shares will occur if the volume-weighted average price of Common Stock exceeds $15.00 for any 20 trading days within any 30 trading day period. The third issuance of earnout shares will occur if the volume weighted average price of Common Stock exceeds $17.50 for any 20 trading days within any 30 trading day period. The price targets and the number of earnout shares issued shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting Common Stock. If such targets are achieved, such holders will receive, in aggregate, 12,500,000 Common Stock on the achievement of each target (or in the case of holders of Rollover Equity Awards, an equivalent increase in value of such awards) based on their proportional holding of such stock or awards immediately prior to the merger. Vivint Smart Home has preliminarily concluded that the earnout shares are equity classified awards, and are presented as so in the unaudited pro forma condensed combined balance sheet. The impact of the earnout shares is not expected to be material on the future results of operations of New Vivint. In the event the $12.50 earnout target is achieved, the maximum potential value of the 12,500,000 shares of Common Stock issued related to this earnout would be $156,250,000. In the event the $15.00 earnout target is achieved, the maximum potential value of the 12,500,000 shares of Common Stock related to this earnout would be an additional $187,500,000. In the event the $17.50 earnout target is achieved, the maximum potential value of the 12,500,000 shares of Common Stock related to this earnout would be an additional $218,750,000. The issuance of such earnout shares would dilute the value of all Common Stock outstanding at that time. Based on the current capitalization structure, immediately after merger, the 12,500,000 shares issued associated with the $12.50 earnout threshold would represent 7% of total shares outstanding. If the $15.00 earnout threshold were achieved, the 25,000,000 total shares issued associated with these earnouts would represent 14% of total shares outstanding. If the $17.50 earnout threshold were achieved, the 37,500,000 total shares issued associated with these earnouts would represent 20% of total shares outstanding. As none of the $12.50, $15.00 or $17.50 earnout targets have been achieved, Vivint Smart Home has not reflected these earnout shares in its pro forma financial information.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the merger; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Mosaic’s results following the completion of the merger.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) historical audited financial statements of Mosaic as of and for the year ended December 31, 2018 and (ii) historical condensed unaudited financial statements of Mosaic as of and for the nine months ended September 30, 2019 and the related notes, in each case, included elsewhere in the proxy statement/consent solicitation statement/prospectus;

•

the (i) historical audited consolidated financial statements of Vivint Smart Home as of and for the year ended December 31, 2018 and (ii) historical condensed unaudited combined consolidated financial statements of Vivint Smart Home as of and for the nine months ended September 30, 2019 and the related notes, in each case, included elsewhere in the proxy statement/consent solicitation statement/ prospectus; and

•

other information relating to Mosaic and Vivint Smart Home contained in the proxy statement/consent solicitation statement/prospectus, including the merger agreement and the description of certain terms thereof set forth under “The Merger.”

Pursuant to Mosaic’s amended and restated certificate of incorporation, public stockholders were offered the opportunity to redeem, upon the closing of the merger, shares of Mosaic Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the merger) in the Trust Account. The unaudited condensed combined pro forma financial statements reflect actual redemption of 31,074,592 shares of Mosaic Class A common stock at a per price share of approximately $10.27. Prior to the close of the merger, Vivint Smart Home, Inc. agreed, in accordance with the merger agreement, to waive the Maximum Redemption Condition.

Notwithstanding the legal form of the merger pursuant to the merger agreement, the merger is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Mosaic is treated as the acquired company and Vivint Smart Home is treated as the acquirer for financial statement reporting purposes. Vivint Smart Home has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Vivint Smart Home’s existing shareholders have the greatest voting interest in the combined entity, representing approximately 61% voting interest;

•	the largest individual minority shareholder of the combined entity is an existing shareholder of Vivint Smart Home;

•	Vivint Smart Home’s directors represent the majority of the New Vivint Parent board of directors;

•	Vivint Smart Home’s senior management is the senior management of New Vivint; and

•	Vivint Smart Home is the larger entity based on historical total assets and revenues.

On July 31, 2019, in an effort to deliver additional cost savings and cash-flow improvements, Vivint Smart Home completed a spin-off of its wireless internet business. In connection with the spin-off, the equity interests of Vivint Wireless, Inc. were distributed to the shareholders of Vivint Smart Home, Inc. pro rata based on their respective holdings. The spin-off is not believed to be a strategic shift that has (or will have) a major effect on Vivint Smart Home’s operations and financial results, and therefore does not qualify as discontinued operations. In addition, the spin-off is not directly attributable to the merger. However, since the wireless internet business will not be present in the financial position or results of operations of the combined company following the merger, the Company has presented in its unaudited pro forma condensed combined financial statements the effect of the Vivint Wireless, Inc. spin-off, as this information could be useful to investors and readers of the proxy statement/consent solicitation statement/prospectus.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Mosaic following the completion of the merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(in thousands)

	As of September 30, 2019					As of September 30, 2019
	Mosaic (Historical)	Vivint Smart Home (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$688	$2,878	$—	$408	(A)	$3,974
Accounts receivable, net	—	64,642	—	—		64,642
Inventories	—	99,602	—	—		99,602
Prepaid expenses and other current assets	161	15,702	—	(3,017	)(E)	12,846

Total current assets	849	182,824	—	(2,609)		$181,064
Cash and investments held in Trust Account	354,264	—	—	(354,264	)(B)	—
Property, plant and equipment, net	—	60,216	—	—		60,216
Capitalized contract costs, net	—	1,247,678	—	—		1,247,678
Deferred financing costs, net	—	1,348	—	—		1,348
Intangible assets, net	—	197,236	—	—		197,236
Goodwill	—	836,040	—	—		836,040
Operating lease right-of-use assets	—	66,792	—	—		66,792
Long-term notes receivables and other assets, net	—	100,408	—	—		100,408

Total Assets	$355,113	$2,692,542	$—	$(356,873)		$2,690,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2	$95,126	$—	$—		$95,128
Accrued payroll and commissions	—	118,608	—	—		118,608
Accrued expenses and other current liabilities	5	180,183	190	(11,876	)(C), (E), (Q)	168,502
Deferred revenue	—	233,783	—	—		233,783
Current portion of operating lease liabilities	—	11,316	—	—		11,316
Current portion of finance lease liabilities	—	7,577	—	—		7,577
Accrued expenses—related parties	40	—	(40)	—		—
Franchise tax payable	150	—	(150)	—		—

Total current liabilities	197	646,593	—	(11,876)		634,914
Notes payable, net	—	2,946,762	—	(353,022	)(C)	2,593,740
Notes payable, net—related party	—	82,926	—	—		82,926
Revolving credit facility	—	134,000	—	(100,000	)(C)	34,000
Finance lease liabilities, net of current portion	—	4,377	—	—		4,377
Deferred revenue, net of current portion	—	418,840	—	—		418,840
Operating lease liabilities	—	65,644	—	—		65,644
Other long-term obligations	—	92,683	—	—		92,683
Deferred income tax liabilities	—	1,128	—	—		1,128
Deferred underwriting commissions	12,075	—	—	(12,075	)(D)	—

Total liabilities	12,272	4,392,953	—	(476,973)		3,928,252
Commitments and contingencies
Class A common stock subject to possible redemption	337,841	—	—	(337,841	)(I)	—
Stockholders’ equity:
Preferred stock	—	1	—	(1	)(J)	—
Class A common stock	—	—	—	15	(K)	15
Class F common stock	1	—	—	(1	)(L)	—
Common stock (Vivint Smart Home)	—	10	—	(10	)(M)	—
Additional paid-in capital	—	739,169	—	475,041	(N)	1,214,210
Retained Earnings (Accumulated deficit)	4,999	(2,411,555)	—	(17,103	)(P)	(2,423,659)
Accumulated other comprehensive loss	—	(28,036)	—	—		(28,036)

Total stockholders’ equity (defecit)	5,000	(1,700,411)	—	457,941		(1,237,470)

Total liabilities and stockholders’ deficit	$355,113	$2,692,542	$—	$(356,873)		$2,690,782

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except share and per share data)

	Year Ended December 31, 2018					Year Ended December 31, 2018
	Mosaic (Historical)	Vivint Smart Home (Historical)	Vivint Wireless, Inc. Spin-Off (Note 3)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Recurring and other revenue	$—	$1,050,441	$(6,870)	$—		$1,043,571
Costs and expenses:
Operating expenses	—	355,813	(8,295)	309	(AA)	347,827
Selling expenses	—	213,386	(674)	622	(AA)	213,334
General and administrative expenses	871	209,257	(15,547)	3,291	(BB)	197,872
Depreciation and amortization	—	514,082	(102)	—		513,980
Restructuring expenses	—	4,683	—	—		4,683
Franchise tax expense	6	—	—	—		6

Total costs and expenses	877	1,297,221	(24,618)	4,222		1,277,702

Loss from operations	(877)	(246,780)	17,748	(4,222)		(234,131)
Other (expense) income
Interest expense	—	245,214	(2)	(63,302	)(EE)	181,910
Interest income	—	(425)	—	—		(425)
Other (income) expenses, net	(6,188)	(17,323)	52,021	1,676	(FF)	30,186

Income (loss) before income taxes	5,311	(474,246)	(34,271)	57,404		(445,802)
Income tax expense (benefit)	44	(1,611)	—	14,259	(HH)	12,692

Net income (loss)	$5,267	$(472,635)	$(34,271)	$43,145		$(458,494)

Weighted average shares outstanding of Class A common stock	34,500,000					154,730,798
Basic and diluted net income (loss) per share—Class A	$0.16					$(2.96)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2019
	Mosaic (Historical)	Vivint Smart Home (Historical)	Vivint Wireless, Inc. Spin-Off (Note 3)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Recurring and other revenue	$—	$848,146	$(2,808)	$—		$845,338
Costs and expenses:
Operating expenses	—	274,848	(5,455)	231	(AA)	269,624
Selling expenses	—	149,865	(137)	466	(AA)	150,194
General and administrative expenses	982	141,585	(5,291)	2,085	(BB)	139,361
Depreciation and amortization	—	403,261	(68)	—		403,193
Restructuring expenses	—	—	—	—		—
Franchise tax expense	145	—	—	—		145

Total operating expenses	1,127	969,559	(10,951)	2,782		962,517

Loss from operations	(1,127)	(121,413)	8,143	(2,782)		(117,179)
Other (expense) income
Interest expense	—	194,798	—	(33,013	)(EE)	161,785
Interest income	—	(23)	—	—		(23)
Other (income) expenses, net	(5,902)	(8,126)	2,100	5,095	(FF)	(6,833)

Income (loss) before income taxes	4,775	(308,062)	6,043	25,136		(272,108)
Income tax expense (benefit)	1,207	(604)	—	6,043	(HH)	6,646

Net income (loss)	$3,568	$(307,458)	$6,043	$19,093		$(278,754)

Weighted average shares outstanding of Class A common stock	34,500,000					154,730,798
Basic and diluted net income (loss) per share—Class A	$0.11					$(1.80)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The merger is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Mosaic is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the merger is treated as the equivalent of Vivint Smart Home issuing stock for the net assets of Mosaic, accompanied by a recapitalization.

The net assets of Mosaic are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives pro forma effect to the merger and the other transactions contemplated by the merger agreement as if they had been consummated on September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the merger and the other transactions contemplated by the merger agreement as if they had been consummated on January 1, 2018.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Mosaic’s unaudited balance sheet as of September 30, 2019 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus; and

•	Vivint Smart Home’s unaudited balance sheet as of September 30, 2019 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 has been prepared using, and should be read in conjunction with, the following:

•	Mosaic’s audited statement of operations for the year ended December 31, 2018 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus; and

•	Vivint Smart Home’s audited statement of operations for the year ended December 31, 2018 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Mosaic’s unaudited statement of operations for the quarter ended September 30, 2019 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus; and

•

Vivint Smart Home’s unaudited statement of operations for the quarter ended September 30, 2019 and the related notes included elsewhere in the proxy statement/consent solicitation statement/prospectus.

The unaudited condensed pro forma adjustments reflecting the consummation of the merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the date of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the merger.

The pro forma adjustments reflecting the consummation of the merger and other transactions contemplated by the merger agreement are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Mosaic and Vivint Smart Home.

2.	Accounting Policies and Reclassifications

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Mosaic and Vivint Smart Home’s financial statement presentation. Upon consummation of the merger, management performed a comprehensive review of the two entities’ accounting policies. Based on its analysis, management did not identify any differences between the accounting policies of the two entities that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Vivint Wireless, Inc. Spin-off

The Company has presented in its unaudited pro forma condensed combined statements of operations the effect of the Vivint Wireless, Inc. spin-off, as the wireless internet business will not be present in the results of operations of the combined company following the merger.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the merger and the other transactions contemplated by the merger agreement and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Mosaic and Vivint Smart Home have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousand)
Investment held in Trust Account	$354,264	(B)
Settlement of outstanding debt	(464,585	)(C)
Payment of deferred underwriter fees	(6,072	)(D)
Payment of transaction costs	(16,889	)(E), (F)
Net proceeds from subscription agreements	275,000	(G)
Net proceeds from forward purchase agreements	177,780	(H)
Redemptions of Class A Common Stock	(319,090	)(R)

	$408	(A)

(B)	Reflects the reclassification of $354.3 million of cash and cash equivalents held in the Trust Account that is available for use in connection with the merger.

(C)

Reflects the repayment of $354.0 million of Vivint Smart Home’s subsidiary’s 2020 notes and $100 million in borrowings under Vivint Smart Home’s subsidiary’s revolving credit facilities, including the payment of the related accrued and unpaid interest of $10.6 million, following close of the merger.

(D)

Reflects the settlement of $12.1 million of deferred underwriters’ fees incurred during the Mosaic initial public offering that were committed to be paid upon the consummation of a business combination. The actual cash settlement amount associated with the underwriter fees was $6.1 million. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(E)

Represents transaction costs incurred by Vivint Smart Home of approximately $10.1 million for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $9.4 million, a reduction of prepaid expenses and other current assets of $3.0 million, and a decrease to accrued expenses and other current liabilities of $2.3 million, with a corresponding decrease in accumulated deficit. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(F)

Represents transaction costs incurred by Mosaic of approximately $7.5 million, excluding $6.1 million of deferred underwriting fees related to the Mosaic initial public offering as described in note 4(D), for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in Mosaic’s historical retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(G)

Reflects the net proceeds of $275.0 million from the issuance and sale of 27,500,000 shares of Mosaic Class A common stock at $10.00 per share pursuant to the subscription agreements entered into with the Fortress Subscriber and the Blackstone Subscriber.

(H)

Reflects the net proceeds of $150.0 million from the issuance and sale of 15,789,474 shares of Mosaic Class A common stock at $9.50 per share pursuant to the forward purchase agreements and the net proceeds of $27.8 million from the issuance and sale of 2,698,753 shares of Mosaic Class A common stock at $10.29 per share associated with the Fortress Subscription and Backstop Agreement.

(I)	Reflects the reclassification of $337.8 million of Mosaic Class A common stock subject to possible redemption to permanent equity.

(J)	Reflects the conversion of Vivint Smart Home preferred stock into Vivint Smart Home common stock

(K)	Represents pro forma adjustments to the Mosaic Class A common stock balance to reflect the following:

	(in thousands)
Issuance of Class A Common Stock from subscription agreements	$2	(G)
Issuance of Class A Common Stock from forward purchase agreements	3	(H)
Recapitalization of Class A Common Stock	12	(M)
Reclassification of Class F Common Stock to Class A Common Stock	1	(L)
Redemptions of Class A Common Stock	(3	)(R)

	$15	(K)

(L)	Reflects the conversion of 10,379,386 shares of Mosaic Class F common stock into Mosaic Class A common stock upon the close of the merger.

(M)	Represents recapitalization of common shares between Vivint Smart Home common stock, Mosaic Class A common stock, and additional paid-in capital.

(N)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Issuance of Class A Common Stock from subscription agreements	$252,778	(G)
Issuance of Class A Common Stock from forward purchase agreements	199,997	(H)
Reclassifciation of Class A Common Sotck subject to redemption	337,838	(I)
Recapitalization of Class A Common Stock	2	(M)
Elimination of Mosaic retained earnings after adjustments	3,513	(O)
Redemptions of Class A Common Stock	(319,087	)(R)

	$475,041	(N)

(O)	Elimination of Mosaic’s historical retained earnings after recording the transaction costs to be incurred by Mosaic as described in note 4(F).

(P)	Represents pro forma adjustments to Retained Earnings (Accumulated Deficit) balance to reflect the following:

	(in thousands)
Settlement of outstanding debt	$(978	)(C)
Payment of transaction costs	(11,603	)(E), (F)
Elimination of Mosaic retained earnings after adjustments	(3,513	)(O)
Compensation fee	(1,009	)(Q)

	$(17,103	)(P)

(Q)

Represents $1.0 million of bonuses to paid to a key executive for management of the business for the period prior to the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to accrued expenses and other current liabilities, with a corresponding decrease in accumulated deficit. These costs are not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(R)

Represents actual redemption of 31,074,592 Mosaic Class A common stock for approximately $319.1 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.27 per share. Class A Ordinary shares of Mosaic that were not redeemed were rolled over into Class A shares of our common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 are as follows:

(AA)

Represents pro forma adjustments to stock-based compensation expense, which will be recognized over four years, for the Company Group Equity Awards whose vesting terms are modified in conjunction with the merger as follows:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
	(in thousands)
Rollover Holdback Executives Tracking Units (1)
General and administrative expenses	$2,833	$2,125
Rollover Restricted Stock (1)
Selling expenses	352	264
General and administrative expenses	772	579
Rollover SAR (2)
Operating expenses	309	231
Selling expenses	270	202
General and administrative expenses	1,245	933

	$5,781	$4,334

(1)

The fair value of the Rollover Holdback Executives Tracking Units and Restricted Stock were determined primarily based on 313 Acquisition’s pro rata interest in Vivint Solar common stock using publicly quoted prices and in New Vivint Parent Class A common stock using the valuation and exchange ratio set forth within this proxy statement/consent solicitation statement/prospectus.

(2)

The fair value of the Rollover SARs were determined using a Black-Scholes option valuation model with the following assumptions: expected volatility 60%, expected dividends of 0%; expected exercise term between 6.25 and 10 years; and risk-free rate of 1.70%.

(BB)	Represents pro forma adjustments to general and administrative expenses:

	Year Ended December 31, 2018		Nine Months Ended September 30, 2019
	(in thousands)
Adjustment to stock-based compensation expense	$4,850	(AA)	$3,637	(AA)
Elimination of historical expenses related to Mosaic’s office space and related support services	(203	)(CC)	(152	)(CC)
Adjustment to amended monitoring services and fees for BMP	(1,356	)(DD)	(1,400	)(DD)

	$3,291	(BB)	$2,085	(BB)

(CC)	Represents pro forma adjustment to eliminate historical expenses related to Mosaic’s office space and related support services, which will terminate upon consummation of the merger.

(DD)

Represents pro forma adjustment to reflect monitoring services and fees that will be payable pursuant to the Support and Services Agreement with BMP that was entered into in connection with the execution of the merger agreement.

(EE)	Reflects the elimination of interest expense and other expenses on the outstanding debt at Vivint Smart Home that is to be repaid as described in note 4(C).

(FF)	Represents pro forma adjustments to Other (Income) Expense, net balance to reflect the following:

	Year Ended December 31, 2018		Nine Months Ended September 30, 2019
	(in thousands)
Adjustment to eliminate investment income	$6,188	(GG)	$5,902	(GG)
Elimination of other expense on the outstanding debt to be repaid	(4,512	)(EE)	(807	)(EE)

	$1,676	(FF)	$5,095	(FF)

(GG)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

(HH)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24.8%.

5.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the merger, assuming the shares were outstanding since January 1, 2018. As the merger and the other transactions contemplated by the merger agreement are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the merger have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption for the year ended December 31, 2018 and the nine months ended September 30, 2019:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
Pro forma net loss	$(458,494)	$(278,754)
Basic weighted average shares outstanding	154,730,798	154,730,798
Net loss per share—Basic and Diluted (1)	$(2.96)	$(1.80)
Basic weighted average shares outstanding
Mosaic’s public stockholders	3,425,408	3,425,408
Shares from Forward Purchasers	20,789,474	20,789,474
Shares from Fortress Subscribers	15,198,753	15,198,753
Shares from Blackstone Subscribers	10,000,000	10,000,000
Shares from holders of Mosaic’s Class F Common Stock	10,379,386	10,379,386
Former equityholders of Vivint Smart Home	94,937,777	94,937,777

	154,730,798	154,730,798

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.